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                                                                   EXHIBIT 10.39


                                HORIZON PCS, INC.
                               68 East Main Street
                             Chillicothe, Ohio 45601

                                 March 16, 2005


Michael Derringer
c/o Horizon PCS, Inc.
68 East Main Street
Chillicothe, Ohio 45601

Dear Mike:

            This letter ("Letter Agreement") sets forth our understanding regarding an amendment to be made to your Employment Agreement, by and between Horizon PCS, Inc. (the "Company") and yourself, effective as of the effective date of the Joint Plan of Reorganization for Horizon PCS, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC Under Chapter 11 of the Bankruptcy Code (the "Employment Agreement"). All capitalized terms not defined herein shall have the same meaning as your Employment Agreement.

            In consideration of your continued employment with the Company and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Section 6 of the Employment Agreement is amended to insert a new subsection (e) which shall provide the following:

            (e) Section 280G Safe Harbor Cap. In the event it shall be determined that any payment or distribution or any part thereof of any type to or for the benefit of Executive whether pursuant to the Agreement or any other agreement between Executive and either the Company, any affiliate thereto, or any person or entity that acquires ownership or effective control of the Company or ownership of a substantial portion of Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or any other agreement, (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), if the net after-tax payment to Executive after reducing Executive's Total Payments to the Safe Harbor Cap is greater than the net after-tax (including the Excise Tax) payment to Executive without such reduction. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payment made pursuant to the Agreement and then to any other agreement that triggers such Excise Tax, unless an alternative method of reduction is elected by Executive. All mathematical determinations, and all
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      determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 6(e), including determinations as to whether the Total Payments to Executive shall be reduced to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm"). If the Accountant determines that the Total Payments to Executive shall be reduced to the Safe Harbor Cap (the "Cutback Payment") and it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that the Cutback Payment is in excess of the limitations provided in Section 6(e) (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be an overpayment to Executive made on the date such Executive received the Excess Payment and Executive shall repay the Excess Payment to the Company on demand; provided, however, if Executive shall be required to pay an Excise Tax by reason of receiving such Excess Payment (regardless of the obligation to repay the Company), Executive shall not be required to repay the Excess Payment (if Executive has already repaid such amount, Company shall refund the amount to the Executive), and the Company shall pay Executive an amount equal to the difference between the Total Payments and the Shortfall Cap.

            Except as otherwise provided for herein, your Employment Agreement shall remain in full force and effect.

            If you are in agreement with the terms set forth in this Letter Agreement, please execute both copies and return one to the address set forth above.

                                          HORIZON PCS, INC.


                                          By:   /s/ William A. McKell
                                             ---------------------------------


Agreed to and accepted on this 16th day of March, 2005 by:

/s/ Michael Derringer
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